Proxy Statement Pursuant to Section 14(a) of the
                     Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]


Check the appropriate box:
[ ]  Preliminary proxy statement
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          KLAMATH FIRST BANCORP, INC.
                 ------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)

                          KLAMATH FIRST BANCORP, INC.
                 ------------------------------------------------
                     (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:
                              N/A
-----------------------------------------------------------------------------
(2)   Aggregate number of securities to which transactions applies:
                              N/A
-----------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                              N/A
-----------------------------------------------------------------------------
(4)   Proposed maximum aggregate value of transaction:
                              N/A
-----------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)   Amount previously paid:
                             N/A
-----------------------------------------------------------------------------
(2)   Form, schedule or registration statement no.:
                             N/A
-----------------------------------------------------------------------------
(3)   Filing party:
                             N/A
-----------------------------------------------------------------------------
(4)   Date filed:
                             N/A
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

                               December 11, 1996

Dear Shareholder:

       You are cordially invited to attend the Annual Meeting of Shareholders of Klamath First Bancorp, Inc. ("Corporation"), the holding company for Klamath First Federal Savings and Loan Association. The meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 22, 1997, at 2:00 p.m., Pacific Time.

       The attached Notice of Annual Meeting of Shareholders and the Proxy Statement describe the formal business to be transacted at the meeting.
During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of Deloitte & Touche LLP, the Corporation's independent auditors, will be present to respond to any questions our shareholders may have.

       Please sign, date and return the enclosed proxy card. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

       We look forward to seeing you at the meeting.

                              Sincerely,

                              /s/ Gerald V. Brown
                              Gerald V. Brown
                              President and Chief Executive Officer

                          KLAMATH FIRST BANCORP, INC.
                                540 Main Street
                          Klamath Falls, Oregon 97601
                                (541) 882-3444

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To Be Held on January 22, 1997

       NOTICE IS HEREBY GIVEN THAT, the Annual Meeting of Shareholders ("Meeting") of Klamath First Bancorp, Inc. ("Corporation") will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 22, 1997, at 2:00 p.m., Pacific Time.

      A Proxy Card and Proxy Statement for the Meeting are enclosed.

       The Meeting is for the purpose of considering and acting upon:

       1.     The election of three directors of the Corporation; and

       2. Such other matters as may properly come before the Meeting or any adjournments thereof.

       NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

       Any action may be taken on the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 22, 1996 are the shareholders entitled to receive notice of and to vote at the Meeting and any adjournments thereof.

       You are requested to fill in and sign the enclosed form of proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting and vote in person.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ George L. Hall
                                GEORGE L. HALL
                                SECRETARY

Klamath Falls, Oregon
December 11, 1996
------------------------------------------------------------------------------
IMPORTANT:  THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE
EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                            PROXY STATEMENT
                                  OF
                       KLAMATH FIRST BANCORP, INC.
                            540 Main Street
                       Klamath Falls, Oregon 97601
                            (541) 882-3444

                      ANNUAL MEETING OF SHAREHOLDERS
                             January 22, 1997

       This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Klamath First Bancorp, Inc. ("Corporation"), the holding company for Klamath First Federal Savings and Loan Association ("Association"), to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 22, 1997, at 2:00 p.m., Pacific Time. The accompanying Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of Proxy are being first mailed to shareholders on or about December 11, 1996.

------------------------------------------------------------------------------
                       REVOCATION OF PROXIES
------------------------------------------------------------------------------

       Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and at all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation or by the filing of a later-dated proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Proxies, which are executed and returned but where no instructions are indicated, will be voted for each of the proposals set forth below.

------------------------------------------------------------------------------
      VOTING SECURITIES AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                         OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

       Shareholders of record as of the close of business on November 22, 1996 ("Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. As of the Record Date, the Corporation had 11,612,400 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

       Persons and groups who beneficially own in excess of 5% of the outstanding shares of the Corporation's Common Stock are required to file with the Securities and Exchange Commission ("SEC"), and provide a copy to the Corporation, certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"). Based solely upon the receipt of such reports, other than as set forth in the following table, management knows of no person who owned more than 5% of the outstanding shares of Common Stock as of the Record Date. In addition, the following table sets forth, as of the Record Date, information as to the shares of the Common Stock beneficially owned by each director and named executive officer and by all executive officers and directors of the Corporation as a group.

                                      Number of Shares      Percent of Shares
Name                                Beneficially Owned (1)     Outstanding
----                                ----------------------  -----------------

Klamath First Federal Savings              880,785                7.59%
 and Loan Association Employee
 Stock Ownership Plan
540 Main Street
Klamath Falls, Oregon 97601

Janus Capital Corporation(2)             1,026,000                8.84
Janus Venture Fund
Thomas H. Bailey
100 Fillmore Street, Suite 300
Denver, Colorado 80206

Directors and Named Executive Officers (3)

Rodney N. Murray, Chairman of the Board     36,671                0.32
Gerald V. Brown, President and             105,685                0.91
 Chief Executive Officer
Bernard Z. Agrons                           28,471                0.25
J. Gillis Hannigan                          31,171                0.27
Adolph Zamsky                               26,971                0.23
Timothy A. Bailey                           27,424                0.24
James D. Bocchi                             41,334                0.36
William C. Dalton                           21,871                0.19

All Executive Officers and                 457,932                3.94
 Directors as a Group (11 persons)
_______________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from the Record Date. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power.
(2)  Based on a Schedule 13G dated February 13, 1996 filed with the SEC.
(3) Under SEC regulations, the term "named executive officer(s)" is defined to include the chief executive officer, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Gerald V. Brown was the Corporation's only "named executive officer" for the fiscal year ended September 30, 1996. He is also a director of the Corporation.

------------------------------------------------------------------------------
                      PROPOSAL I - ELECTION OF DIRECTORS
------------------------------------------------------------------------------

       The Corporation's Board of Directors consists of eight directors. The Corporation's Bylaws provide that directors will be elected for three-year staggered terms with approximately one third of the directors elected each year. The nominees for election this year are Timothy A. Bailey, James D. Bocchi and William C. Dalton, all of whom are current members of the Board of Directors.

       Shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast by the holders of the outstanding Common Stock present in person or by proxy and entitled to vote at the Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum, but will not be counted for determining the number of votes cast with respect to the election of directors and, accordingly, will have no effect on the outcome of the election.

       It is intended that the proxies solicited by the Board of Directors will be voted for the election of the above named nominees for the terms specified in the table below. If the nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why the nominees might be unavailable to serve.

       The Board of Directors recommends a vote "FOR" the election of Messrs. Bailey, Bocchi and Dalton.

       The following table sets forth certain information regarding the nominees for election at the Meeting and the directors continuing in office.

                                                         Year First    Term
                              Principal Occupations      Elected       to
Name              Age(1)      During Last Five Years     Director(2)   Expire
----              ------      ----------------------     -----------   ------

                                   BOARD NOMINEES

Timothy A. Bailey  50         President of Klamath Medical   1993      2000(3)
                              Services Bureau, Klamath
                              Falls, Oregon.

James D. Bocchi    72         Retired; President of the      1983      2000(3)
                              Association from 1984 to 1994.

William C. Dalton  65         Employed by Malin Potato;      1972      2000(3)
                              Merrill, Oregon since 1993;
                              Buyer with Klamath Potato
                              Distributors, Klamath Falls,
                              Oregon from 1988 to 1992.

                             DIRECTORS CONTINUING IN OFFICE

Rodney N. Murray   68         Owner and operator of Rod      1976      1998
                              Murray Ranch, Klamath Falls,
                              Oregon.

Bernard Z. Agrons  74         Weyerhaeuser Company Vice      1974      1998
                              President for the Eastern
                              Oregon Region until 1981.
                              Former State Representative
                              in the Oregon State Legisla-
                              ture from 1983 to 1991.

Gerald V. Brown    60         President of the Corporation;  1994      1999
                              President and Chief Executive
                              Officer of the Association
                              since June 1994;  Senior Vice
                              President of the Association
                              from 1982 to 1994.

                              (table continued on following page)

                                                         Year First    Term
                              Principal Occupations      Elected       to
Name              Age(1)      During Last Five Years     Director(2)   Expire
----              ------      ----------------------     -----------   ------

                            DIRECTORS CONTINUING IN OFFICE

J. Gillis
 Hannigan          67         Retired; Former Executive      1987      1999
                              Vice President of Modoc
                              Lumber, Klamath Falls, Oregon.

Adolph Zamsky      81         Retired certified public       1969      1999
                              accountant.
_______________
(1)    Age as of September 30, 1996.
(2)    Includes service on the Board of Directors of the Association.
(3)    Assuming the individual is elected at the Meeting.

------------------------------------------------------------------------------
                 MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
------------------------------------------------------------------------------

       The Boards of Directors of the Corporation and the Association conduct their business through meetings of the Boards and through their committees. During the fiscal year ended September 30, 1996, the Board of Directors of the Corporation held 12 regular meetings and two special meetings and the Board of Directors of the Association held 12 regular meetings and one special meeting. No director of the Corporation or the Association attended fewer than 75% of the total meetings of the Boards and committees on which such person served during this period.

       The Boards of Directors of the Corporation and the Association have established various committees, including Executive, Audit, Compensation and Nominating Committees.

       The Executive Committee consists of Messrs. Brown, Bocchi, Dalton, Hannigan and Murray. The Executive Committee has the power and authority to act on behalf of the Board of Directors on important matters between regularly scheduled Board meetings unless specific Board of Directors' action is otherwise required. The Executive Committee of the Corporation met two times and the Executive Committee of the Association met four times during the year ended September 30, 1996.

       The Audit Committee consists of Messrs. Agrons, Dalton, Murray and Zamsky. The Audit Committee reviews the internal auditors' reports and results of their examination prior to review by and with the entire Board of Directors and retains and establishes the scope of engagement of the Corporation's independent auditors. The Audit Committee met five times during the year ended September 30, 1996.

       The Compensation Committee, consisting of Messrs. Hannigan, Agrons and Bailey, review and recommend compensation arrangements for management and other personnel. The Compensation Committee met two times during the year ended September 30, 1996.

       The Nominating Committee, consisting of the Corporation's full Board of Directors, selects the management nominees for election as directors. The Nominating Committee is required to deliver written nominations to the Secretary of the Corporation at least 20 days before the annual meeting of shareholders. Shareholders will have the opportunity to nominate directors of the Corporation if such nominations are made in writing and are delivered to the Secretary of the Corporation not less than 30 days nor more than 60 days before the annual meeting of shareholders; provided, however, if less than 31 days notice is given, such notice shall be delivered to the Secretary of the Corporation no later than the close of the tenth day following the date on which notice of the meeting was mailed to shareholders. The notice must set forth (i) the name, age, business address and, if known, residence address of each nominee for election as a director, (ii) the principal occupation or employment of each nominee, (iii) the number of shares of stock of the corporation which are beneficially owned by each such nominee, (iv) such other information as would be required to be included in a proxy statement soliciting proxies for the election of the proposed nominee pursuant to the Exchange Act, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and (v) as to the shareholder giving such notice (a) his or her name and address as they appear on the Corporation's books and (b) the class and number of shares of the Corporation which are beneficially owned by such shareholder. The Nominating Committee met once to nominate the nominees for directors at the Meeting.

------------------------------------------------------------------------------
                          DIRECTORS' COMPENSATION
------------------------------------------------------------------------------

       Since each director of the Corporation is also a director of the Association, all compensation is paid by the Association. Directors other than the Chairman of the Board receive an annual retainer of $10,900 and a fee of $1,400 per month for attendance at regular Board meetings. The Chairman of the Board receives the same annual retainer as other directors but a fee of $1,800 per month for attendance at regular Board meetings. The Corporation and the Association paid total fees to directors of $210,000 for the fiscal year ended September 30, 1996, and $19,000 was paid to two directors emeritus.

       The Association also maintains an unfunded supplemental benefit plan to provide members of the Board of Directors with retirement benefits. Payments are based on directors' fees paid by the Association and continue for a period of five years following a director's retirement, except for directors who served at January 1, 1992, who receive this fee for life.

------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
------------------------------------------------------------------------------

       Summary Compensation Table. The following information is provided for the named executive officer.

                       SUMMARY COMPENSATION TABLE(1)
------------------------------------------------------------------------------
                                                    Long-Term Compensation
                                                 -----------------------------
      Annual Compensation(1)                            Awards
------------------------------------------------------------------------------
                                       Other                           All
Name and                               Annual    Restricted            Other
Principal                              Compen-   Stock       Options   Compen-
Position    Year   Salary(2)   Bonus   sation    Awards(3)     (#)     sation
------------------------------------------------------------------------------

Gerald V.   1996   $141,624  $ 21,241   $--     $1,220,258   244,662  $34,900
 Brown      1995    127,920   109,550    --         --          --     29,400
President   1994     99,400    10,600    --         --          --     19,300
 and Chief
 Executive
 Officer and
 Director

                                 (footnotes on following page)

----------------
(1) All compensation is paid by the Association. Excludes certain additional benefits which did not exceed the lesser of $50,000 or 10% of salary and bonus.
(2)    Salary for Mr. Brown includes directors' fees of $27,700 for fiscal
       1996.
(3) Represents the value of restricted stock awards at April 9, 1996, the date of grant, pursuant to the Management Recognition Plan ("MRDP"). Dividends are paid on such awards if and when dividends are declared and paid by the Corporation on the Common Stock. At September 30, 1996, the value of the unvested awards (which vest pro rata over a five-year period) was $1,324,850 (92,972 shares at $14.25 per share).

       Option Grants Table. The following information is provided for the named executive officer.

------------------------------------------------------------------------------
                      OPTION GRANTS IN LAST FISCAL YEAR
------------------------------------------------------------------------------
                            Individual Grants
------------------------------------------------------------------------------
                                    Percent of
                                      Total
                     Number          Options
                        of          Granted to     Price
                     Options        In Fiscal       Per           Expiration
Name                 Granted          Year         Share            Date
------------------------------------------------------------------------------

Gerald V. Brown      244,662          38%        $13.125         04/09/06
------------------------------------------------------------------------------

       Option Exercise/Value Table. The following information is provided for the named executive officer.

------------------------------------------------------------------------------
               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES
------------------------------------------------------------------------------
                                              Number of         Dollar Value
                                              Unexercised     of In-the-Money
                   Number of                   Options at       Options at
                    Shares                  Fiscal Year End   Fiscal Year End
                   Acquired      Dollar
                      on         Value       Exercisable/     Exercisable/
Name               Exercise     Realized     Unexercisable    Unexercisable
------------------------------------------------------------------------------
Gerald V. Brown      --            $--       -- / 244,662     $-0- / $275,245
------------------------------------------------------------------------------

       Employment Agreement. Effective October 4, 1995, the Corporation and the Association (collectively, "Employers") entered into a three-year employment agreement with Mr. Brown. The salary level for Mr. Brown was $141,624, which amount will be paid by the Association and which may be increased at the discretion of the Board of Directors or an authorized committee of the Board. On each anniversary of the commencement date of the agreement, the term of the agreement may be extended for an additional year. The current term of the agreement runs through September 30, 1999. The agreement is terminable by the Employers for just cause at any time or upon the occurrence of certain events specified by federal regulations.

       The agreement provides for severance payments and other benefits in the event of involuntary termination of employment in connection with any change in control of the Employers. Severance payments also will be provided on a similar basis in connection with a voluntary termination of employment where, subsequent to a change in control, Mr. Brown is assigned duties inconsistent with his positions, duties, responsibilities and status immediately prior to such change in control. The term "change in control" is defined in the agreement as, among other things, any time during the period of employment when (a) a person other than the Corporation purchases shares of Common Stock pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities, (c) the membership of the Board of Directors changes as the result of a contested election, or (d) shareholders of the Corporation approve a merger, consolidation, sale or disposition of all or substantially all of the Corporation's assets, or a plan of partial or complete liquidation.

       The severance payments from the Employers will equal 2.99 times Mr. Brown's base salary at the time of the change in control. Such amounts will be paid in a lump sum within ten business days following the termination of employment. Had a change in control of the Employers occurred in 1996, Mr. Brown would have been entitled to a severance payment of approximately $423,000. Section 280G of the Internal Revenue Code of 1986, as amended ("Code"), provides that certain severance payments which equal or exceed three times the base compensation of the individual are deemed to be "excess parachute payments" if they are contingent upon a change in control. Individuals receiving excess parachute payments are subject to a 20% excise tax on the amount of such excess payments, and the Employers would not be entitled to deduct the amount of such excess payments.

       The agreement restricts Mr. Brown's right to compete against the Employers for a period of one year from the date of termination of the agreement if Mr. Brown voluntarily terminates his employment, except in the event of a change in control.

       Retirement Plan. The Association participates in the Financial Institutions Retirement Fund ("FIRF"), a defined benefit retirement plan. All full-time employees are eligible to participate in the FIRF after completion of one year of service to the Association. Benefits are based upon years of service and salary excluding bonuses, fees, commissions, etc. Participants are fully vested in their accrued benefit after five years of service. At September 30, 1996, Mr. Brown had 38 years of credited service under the FIRF.

       The normal retirement age is 65 and the early retirement age is before age 65, but at least age 45. Normal retirement benefits are equal to 1.5% multiplied by the years of benefit service to the Association and by the employee's average base salary for the five highest consecutive years preceding retirement up to the covered compensation level. An employee may also elect early retirement in which case the retirement benefit payable at age 65 will equal the vested amount of the employee's normal retirement benefit accrued through the employee's last day of employment. However, if payments commence prior to age 65, the benefit is reduced proportionately based on the employee's age. Payment may also be deferred to any time up to age 70, in which case the retirement allowance payable at age 65 will be increased by .8% for each month of deferment after age 65 (to a maximum increase of 48%). The Association's contributions are determined actuarially in an amount necessary to fund the accrued and anticipated benefits. Upon retirement, the regular form of benefit under the FIRF is an annuity payable in equal monthly installments for the life of the employee. Optional annuity benefit forms or a lump sum distribution may also be elected by the employee. Benefits are not reduced by a participant's social security benefits.

       The following table indicates the annual retirement benefits that would be payable under the FIRF upon retirement at age 65 to a participant electing to receive his or her retirement benefits in the standard form of benefits, assuming various specified levels of the FIRF compensation and various specified years of credited service. Under the Code, maximum annual benefits under the FIRF are limited to $150,000 per year for the 1996 calendar year.

                                         Years of Service
Highest Five Year       ------------------------------------------------------
Annual Compensation        15         20         25          30        35
-------------------     ------------------------------------------------------

$ 10,000               $  2,250    $  3,000   $  3,750    $ 4,500    $ 5,250
$ 20,000                  4,500       6,000      7,500      9,000     10,500
$ 30,000                  6,750       9,000     11,250     13,500     15,750
$ 40,000                  9,000      12,000     15,000     18,000     21,000
$ 50,000                 11,250      15,000     18,750     22,500     26,250
$ 60,000                 13,500      18,000     22,000     27,000     31,500
$ 70,000                 15,750      21,000     26,250     31,500     36,750
$ 80,000                 18,000      24,000     30,000     36,000     42,000
$ 90,000                 20,250      27,000     33,750     40,500     47,250
$100,000                 22,500      30,000     37,500     45,000     52,500
$110,000                 24,750      33,000     41,250     49,500     57,750

        Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

        Report of the Compensation Committee. The Compensation Committee's duties are to recommend and administer policies that govern executive compensation for the Corporation and the Association. The Compensation Committee evaluates executive performances, compensation policies and salaries and makes recommendations to the Board of Directors concerning the compensation of each named executive officer and other executive officers.
The Board of Directors reviews the Compensation Committee's recommendations and establishes compensation levels for the coming year.

        The executive compensation policy of the Corporation and the Association is designed to establish an appropriate relationship between executive pay and the Corporation's and the Association's annual and long-term performance, long-term growth objectives, and their ability to attract and retain qualified executive officers. The principles underlying the program are:

        -- To attract and retain key executives who are vital to the long-term success of the Corporation and the Association and are of the highest caliber;

        -- To provide levels of compensation competitive with those offered throughout the financial industry; and

        -- To motivate executives to enhance long-term stockholder value by building their own ownership in the Corporation.

        The Compensation Committee also considers a variety of subjective and objective factors in determining the compensation package for individual executives including (1) the performance of the Corporation and the Association as a whole with emphasis on annual and long-term performance, (2) the responsibilities assigned to each executive, and (3) the performance of each executive of assigned responsibilities as measured by the progress of the Corporation and the Association during the year.

        Independent compensation consultants, such as Martech Associates, Inc., Portland, Oregon, are periodically engaged to review the compensation levels of management as compared with peers with comparable responsibilities in other financial institutions. The Compensation Committee also considers compensation surveys prepared by The Bank Administration Institute and America's Community Bankers, as well as the Ben S. Cole Financial Survey of Executive Salaries and Benefits.

        Although the Compensation Committee did not establish executive compensation levels on the basis of whether specific financial goals had been achieved by the Corporation and the Association, the Compensation Committee (and the Board of Directors) considered the overall profitability of the Corporation and the Association when making their decisions. The Compensation Committee believes that management compensation levels, as a whole, appropriately reflect the application of the Corporation's and Association's executive compensation policy and the progress of the Corporation and the Association.

        During the fiscal year ended September 30, 1996, the base compensation for Gerald V. Brown was $125,312, which represented a 10% increase from the previous fiscal year. The Compensation Committee believes the increase is appropriate based on competitive salary surveys.

Compensation Committee consisting of:

J. Gillis Hannigan, Chairman
Timothy A. Bailey
Bernard Z. Agrons

        Compensation Committee Interlocks and Insider Participation. No executive officer of the Corporation or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Corporation or the Association has served as a director of another entity, one of whose executive officers served on the Compensation Committee. No executive officer of the Corporation or the Association has served as a member of the compensation committee of another entity, one of whose executive officers served as a director of the Corporation or the Association.

        Performance Graph. The following graph plots the cumulative total stockholder return on the Corporation's Common Stock against the cumulative total return of The Nasdaq Stock Market Index (U.S. Companies) and the peer group represented by the SNL $500 Million to $1 Billion Asset Thrift Index, assuming the value of an investment in the Corporation's Common Stock and each index was $100 on October 5, 1995 (the initial offering date of the Corporation's Common Stock) and the reinvestment of all dividends.

                        10/05/95  12/15/95  2/28/96  5/10/96  7/19/96  9/30/96
                        --------  --------  -------  -------  -------  -------

Klamath First Bancorp,
 Inc.                   $100.00   $133.75   $130.49  $133.65  $141.84  $144.37
The Nasdaq Index
 (U.S. Companies)        100.00    101.95    109.42   119.35   109.07   122.11
SNL $500 Million to
 $1 Billion Thrift
 Index                   100.00    104.07    105.91   104.95   106.16   118.46


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               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
------------------------------------------------------------------------------

       Section 16(a) of the Exchange Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than 10% of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. During the fiscal year ended September 30, 1996, the directors and named executive officer of the Corporation inadvertently failed to file Forms 5 on a timely basis to report awards under the MRDP and Stock Option Plan. Forms 5 were subsequently filed on November 20, 1996.

------------------------------------------------------------------------------
                  CERTAIN TRANSACTIONS WITH THE ASSOCIATION
------------------------------------------------------------------------------

       The Association, like many financial institutions, has followed the policy of granting loans to its officers, directors and employees on the security of their primary residences and also makes consumer loans to such persons. Loans to such persons are made in the ordinary course of business on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Formerly, the Association waived application and origination fees and offered interest rates that are one-half point lower than the prevailing interest rate to unaffiliated borrowers on mortgage loans to staff members, directors and officers. Currently, the Association offers such terms only on mortgage loans to full-time employees (with a position lower than Vice President) that are secured by such employee's primary residence. Management believes that these loans neither involve more than the normal risk of collectability nor present other unfavorable features. In accordance with the requirements of applicable law, loans to executive officers and directors of the Association are made on substantially the same terms, including interest rates, fees and collateral, as those prevailing at the time for comparable transactions with other persons, and in the opinion of management do not involve more than the normal risk of collectability or present other unfavorable features. At September 30, 1996, loans to directors and executive officers totalled $695,500.

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                                AUDITORS
------------------------------------------------------------------------------

       The Board of Directors has appointed Deloitte & Touche LLP, independent public accountants, to serve as the Corporation's auditors for the fiscal year ending September 30, 1997. A representative of Deloitte & Touche LLP is expected to be present at the Meeting to respond to appropriate questions from shareholders and will have the opportunity to make a statement if he or she so desires.

       On May 21, 1996, the Corporation's Board of Directors, at the recommendation of the Audit Committee, terminated the engagement of KPMG Peat Marwick LLP and engaged Deloitte & Touche LLP, as the Corporation's auditors.

       The report of KPMG Peat Marwick LLP on the Corporation's financial statements for either of the last two fiscal years did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the report of KPMG Peat Marwick LLP dated November 3, 1995 with respect to the Corporation's financial statements at September 30, 1994 and 1995 and for the three years in the period ended September 30, 1995 disclosed that the Corporation changed its method of accounting for certain investments in debt and equity securities and its method of accounting for income taxes in fiscal 1994 to adopt the provisions of Statement of Financial Accounting Standard ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, and SFAS No. 109, Accounting for Income Taxes, respectively.

       During the Corporation's two most recent fiscal years and subsequent interim periods preceding the date of termination of the engagement of KPMG Peat Marwick LLP, the Corporation was not in disagreement with KPMG Peat Marwick LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG Peat Marwick LLP, would have caused KPMG Peat Marwick LLP to make reference to the subject matter of the disagreement in connection with its report.

       The Corporation had not consulted with Deloitte & Touche LLP during its two most recent fiscal years nor during any subsequent interim period prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's financial statements.

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                               OTHER MATTERS
------------------------------------------------------------------------------

       The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

       The cost of solicitation of proxies will be borne by the Corporation. Directors, officers and regular employees of the Corporation and the Association may solicit proxies personally or by telecopier or telephone at their regular salary or hourly compensation.

       The Corporation's Annual Report to Shareholders has been mailed to all shareholders of record as of the close of business on the Record Date. Any shareholder who has not received a copy of such annual report may obtain a copy by writing to the Corporation. Such annual report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

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                         SHAREHOLDER PROPOSALS
------------------------------------------------------------------------------

       In order to be eligible for inclusion in the proxy materials of the Corporation for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 540 Main Street, Klamath Falls, Oregon no later than August 13, 1997. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the Exchange Act.

------------------------------------------------------------------------------
                                   FORM 10-K
------------------------------------------------------------------------------

      A copy of the Annual Report Form 10-K as filed with the Securities and Exchange Commission will be furnished without charge to shareholders as of the close of business on the Record Date upon written request to George L. Hall, Secretary, Klamath First Bancorp, Inc., 540 Main Street, Klamath Falls, Oregon 97601.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               /s/ George L. Hall
                               GEORGE L. HALL
                               SECRETARY

Klamath Falls, Oregon
December 11, 1996

                              REVOCABLE PROXY
                         KLAMATH FIRST BANCORP, INC.

                       ANNUAL MEETING OF SHAREHOLDERS
                              January 22, 1997

       The undersigned hereby appoints the official Proxy Committee of the Board of Directors of Klamath First Bancorp, Inc. ("Corporation") with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders ("Meeting"), to be held at the Shilo Inn, 2500 Almond Street, Klamath Falls, Oregon, on Wednesday, January 22, 1997, at 2:00 p.m., Pacific Time, and at any and all adjournments thereof, as follows:

                                                              VOTE
                                                   FOR      WITHHELD
                                                   ---      --------

       1.     The election as directors of
              all nominees listed below
              except as marked to the
              contrary below).                     [  ]       [  ]

              Timothy A. Bailey
              James D. Bocchi
              William C. Dalton

              INSTRUCTION:  To withhold your vote
              for any individual nominee, write
              that nominee's name on the line below.

              ----------------------------------------
              ----------------------------------------

       2.     Such other matters that may properly
              come before the Meeting or any
              adjournments thereof.



       The Board of Directors recommends a vote "FOR" the above proposal.

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THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED,
THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
------------------------------------------------------------------------------

                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

       Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

       The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of Notice of Annual Meeting of Shareholders, a proxy statement for the Annual Meeting of Shareholders, and an Annual Report to Shareholders.


Dated:                     , 199__


-------------------------------              ------------------------------
PRINT NAME OF SHAREHOLDER                    PRINT NAME OF SHAREHOLDER

-------------------------------              ------------------------------
SIGNATURE OF SHAREHOLDER                     SIGNATURE OF SHAREHOLDER


Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

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     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
                   ENCLOSED POSTAGE-PREPAID ENVELOPE.
------------------------------------------------------------------------------